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                                                                    EXHIBIT 2(b)


                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION


IN RE:                                      )    In Proceedings Under Chapter 11
                                            )
      LACLEDE STEEL COMPANY                 )    Case No. 98-53121-399
      LACLEDE CHAIN MANUFACTURING COMPANY   )    Case No. 98-53123-399
      LACLEDE MID-AMERICA, INC.             )    Case No. 98-53124-399
                                            )
                           Debtors          )    Honorable Barry S. Schermer
                                            )    United States Bankruptcy Judge


          DEBTORS' RESTATED SECOND AMENDED JOINT PLAN OF REORGANIZATION


December 15, 2000



                                                Gregory D. Willard, Esq.
                                                Lloyd A. Palans, Esq.
                                                Laurence M. Frazen, Esq.
                                                David M. Unseth, Esq.
                                                BRYAN CAVE LLP
                                                One Metropolitan Square
                                                211 North Broadway
                                                Suite 3600-LSC
                                                St. Louis, Missouri 63102

                                                Attorneys for Debtors and
                                                  Debtors-in-Possession



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                                TABLE OF CONTENTS



ARTICLE 1 - DEFINITIONS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW...........................1
         1.01 Defined Terms.......................................................................................1
         1.02 Undefined Terms.....................................................................................9
         1.03 Rules of Interpretation.............................................................................9
         1.04 Time Periods........................................................................................9
         1.05 Governing Law.......................................................................................9
         1.06 Bracketed Provisions................................................................................9


ARTICLE II - PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND CERTAIN PRIORITY CLAIMS.................10
         2.01 Administrative Expense Claims......................................................................10
         2.02 Ordinary Course Liabilities........................................................................10
         2.03 Claims Under the Post-Petition Credit Agreement....................................................10
         2.04 Bar Dates For Non-Professional Administrative Expense Claims.......................................10
         2.05 Bar Dates for Administrative Expense Claims of Professionals.......................................11
         2.06 Payment of Allowed Federal Priority Tax Claims.....................................................11
         2.07 Payment of Allowed Other Priority Tax Claims.......................................................11


ARTICLE III - CLASSIFICATION OF CLAIMS AND INTERESTS.............................................................12
         3.01 Class 1--Allowed Priority Claims...................................................................12
         3.02 Class 2--[RESERVED]................................................................................12
         3.03 Class 3--[RESERVED]................................................................................12
         3.04 Class 4--Allowed Claims of Solid Waste Disposal Revenue Bondholders................................12
         3.05 Class 5--Allowed Claim of ECP......................................................................12
         3.06 Class 6--Allowed Secured Claim of Nissho Iwai American Corporation against LACLEDE
                  MID-AMERICA....................................................................................13
         3.07 Class 7--Allowed Claims of Pension Benefit Guaranty Corporation....................................13
         3.08 Class 8--Allowed General Unsecured Claims..........................................................13
         3.09 Class 9--Administrative Convenience - Allowed General Unsecured Claims.............................13
         3.10 Class 10--Allowed Interests of the Holders of Old Preferred Stock..................................14
         3.11 Class 11--Allowed Interests of the Holder of Old Common Stock of LACLEDE...........................14
         3.12 Class 12--Allowed Interests of the Holders of Old Common Stock of LACLEDE MID-AMERICA..............14
         3.13 Class 13--Allowed Interests of the Holders of Old Common Stock of LACLEDE CHAIN....................14
         3.14 Class 14--Intercompany Claims......................................................................14


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
ARTICLE IV - TREATMENT OF CLASSES THAT ARE UNIMPAIRED UNDER THE PLAN.............................................15
         4.01 Unimpaired Classes.................................................................................15
         4.02 Class 1............................................................................................15
         4.03 Class 5............................................................................................15
         4.04 Class 6............................................................................................15
         4.05 Class 9............................................................................................15
         4.06 Class 12...........................................................................................15
         4.07 Class 13...........................................................................................15


ARTICLE V - TREATMENT OF CLASSES THAT ARE IMPAIRED UNDER THE PLAN................................................15
         5.01 Impaired Classes...................................................................................15
         5.02 Class 2--[RESERVED]................................................................................16
         5.03 Class 3--[RESERVED]................................................................................16
         5.04 Class 4............................................................................................16
         5.05 Class 7............................................................................................16
         5.06 Class 8A...........................................................................................16
         5.07 Class 8B...........................................................................................17
         5.08 Class 8C...........................................................................................17
         5.09 Class 10...........................................................................................17
         5.10 Class 11...........................................................................................17
         5.11 Class 14...........................................................................................17


ARTICLE VI - TREATMENT OF DISPUTED CLAIMS........................................................................17
         6.01 Distributions on Account of Certain Disputed Claims................................................17
         6.02 Disputed Class 8 Claims Escrow.....................................................................17
         6.03 Treatment of Assets in Disputed Class 8 Claims Escrow Pending Distribution.........................18
         6.04 Disputed Class 8 Claims Escrow - Distribution Procedures...........................................18
         6.05 Final Distribution From Disputed Class 8 Claims Escrow.............................................18


ARTICLE VII - FINANCIAL PLANS....................................................................................18
         7.01 LACLEDE Stock Option Plan..........................................................................18
         7.02 LACLEDE Profit Sharing Plan........................................................................19
         7.03 LACLEDE ESOP.......................................................................................19
         7.04 LACLEDE New Hourly Pension Plan....................................................................19
         7.05 LACLEDE New Salaried Pension Plan..................................................................19


ARTICLE VIII - MEANS FOR IMPLEMENTATION OF THE PLAN..............................................................19
         8.01 Sale of LACLEDE MID-AMERICA; Continued Corporate Existence and Vesting of Assets...................20
         8.02 Board of Directors and Officers....................................................................20


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
         8.03 Operations of Reorganized Debtors..................................................................20
         8.04 Issuance of New Common Stock.......................................................................20
         8.05 Cancellation of Old Securities.....................................................................20
         8.06 Amended Certificates of Incorporation of Debtors and Related Matters...............................20
         8.07 Effectiveness of Agreements........................................................................21
         8.08 Continuation of Retiree Benefits...................................................................21
         8.09 Corporate Authority and Protections................................................................21
                  (a) Corporate Documents........................................................................21
                  (b) Corporate Governance.......................................................................22
                  (c) Corporate Protections......................................................................22
         8.10 Distribution of Consideration......................................................................22
                  (a) Exchange Agents............................................................................22
                  (b) Fractional Shares..........................................................................22
                  (c) Distribution Record Date...................................................................22
                  (d) Unclaimed Property, Unissued New Common Stock and Canceled Distributors....................22
                  (e) Effect of Insurance, Bond, Indemnity, Reimbursement or Similar Policies and
                           Contracts.............................................................................23
                  (f) Creditors Not Permitted to Receive Stock...................................................23
         8.11 Continuing Authorization...........................................................................24


ARTICLE IX - AUTOMATIC MODIFICATION AND RESERVATION OF RIGHTS IN THE EVENT OF NONACCEPTABLE OF THE PLAN..........24


ARTICLE X - EXECUTORY CONTRACTS AND UNEXPIRED LEASES.............................................................24
         10.01  Assumption.......................................................................................24
         10.02 Amendment and Assumption of Collective Bargaining Agreement.......................................25


ARTICLE XI - DISCHARGE OF DEBTORS................................................................................25
         11.01 Binding Effect of Plan............................................................................25
         11.02 Discharge of Debtors..............................................................................25
         11.03 Distribution for Punitive or Exemplary Damages or Fine, Penalty or Forfeiture Claims..............26


ARTICLE XII - NOTICES AND MISCELLANEOUS..........................................................................26
         12.01 Notices...........................................................................................26
         12.02 Dissolution of Creditors' Committee...............................................................26
         12.03 Limitation of Liability...........................................................................26
         12.04 Post-Confirmation Fees and Financial Reports......................................................27

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
ARTICLE XIII - RETENTION OF JURISDICTION.........................................................................27
         13.01 Claims and Actions................................................................................27
         13.02 Retention of Additional Jurisdiction..............................................................27
         13.03 Modifications of the Plan.........................................................................29
         13.04 Revocation and Withdrawal of the Plan.............................................................29
         13.05 Section 1146 Exemptions...........................................................................29


ARTICLE XIV - CONDITIONS TO EFFECTIVENESS OF THE PLAN............................................................30
         14.01 Conditions........................................................................................30
                  (a) Entry of Confirmation Order................................................................30
                  (b) New Secured Working Capital Facility.......................................................30
                  (c) Sale of LACLEDE MID-AMERICA................................................................30

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                  LACLEDE STEEL COMPANY ("LACLEDE"), LACLEDE CHAIN MANUFACTURING
COMPANY ("LACLEDE CHAIN") AND LACLEDE MID-AMERICA, INC. ("LACLEDE MID-AMERICA"), Debtors and Debtors-in-Possession (collectively, the "Debtors"), in these jointly administered Chapter 11 cases, propose the following Second Amended
Joint Plan of Reorganization (the "Plan") pursuant to Section 1121(a), Title 11, United States Code, as amended.

                                    ARTICLE 1

                      DEFINITIONS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

                  1.01 DEFINED TERMS. The following terms used in the Plan shall have the meanings specified below. Terms defined in the Disclosure Statement, unless also defined herein, shall have the same meanings when used herein.

                  "Actions" shall mean all manner of claims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, options, credits, controversies, liens, subordinations, agreements, promises, variances, trespasses, damages, judgments, extents, executions, counterclaims and offsets, and demands.

                  "Administrative Expense Claim" shall mean any Allowed Claim, other than an Intercompany Claim, of the kinds described in Sections 364(a), 364(b), 507(a)(1), 507(b), 1129(a)(4) or 1114(e)(2) of the Bankruptcy Code, or a
cost or expense of administration of the Reorganization Cases allowed under Sections 503(b) or 546(c)(2)(A) of the Bankruptcy Code, including, but not limited to, any actual and necessary costs and expenses of preserving the Debtors' respective estates, any actual and necessary expenses of operating the businesses of the Debtors, including, without limitation, loans or other advances to the Debtors as Debtors-In-Possession, all compensation of any Professionals, including all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under Sections 330 and 331 of the Bankruptcy Code, and any fees or charges assessed against the Debtors' respective estates under Chapter 123 of Title 28 of the United States Code.

                  "Administrative Expense Creditor" shall mean any holder of an Allowed Claim entitled to payment of an Administrative Expense Claim.

                  "Allowed Claim" shall mean any Claim against any of the Debtors to the extent that (i) such Claim has not been withdrawn, paid in full or otherwise deemed satisfied in full, (ii)(a) proof for such Claim was filed on or before the date designated by the Bankruptcy Court as the last date for filing proofs of claim (or, if not filed by such date, any Claim filed with leave of the Bankruptcy Court, after notice and a hearing), (b) if no proof of such Claim is filed, such Claim has been or hereafter is listed by the Debtors in the Schedules as liquidated in amount, not disputed and not contingent, or
(c) proof of such Claim was filed after the date designated by the Bankruptcy Court as the last date for filing proofs of claim, and such Claim is listed by the Debtors in a greater amount in the Schedules as liquidated in amount, not disputed and not


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contingent (in such cases, the amount of such Allowed Claim shall equal the amount provided under the proof of such Claim), and (iii) no objection to the allowance of such Claim has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or such objection having been so interposed, such Claim is allowed by a Final Order. "Allowed Claim" shall not include interest on the principal amount of such Claim accruing from and after the Petition Date. Except as otherwise allowed by the Bankruptcy Court pursuant to Section 506(b) of the Bankruptcy Code, "Allowed Claim" shall not include fees, costs or charges related to such Claim incurred from and after the Petition Date.

                  "Allowed Class 8 Claim" shall mean a Claim against any one or more of the Debtors that is classified under one of the subclasses of Class 8 below and that is an Allowed Claim.

                  "Allowed Interest" shall mean any Interest in any of the Debtors in the amount and of the classification set forth in the proof of such Interest that has been filed or deemed timely filed in the Reorganization Cases or filed late, without objection by the Debtors, or in the absence of such proof, as set forth in any listing of Stockholders of the Debtors filed by the Debtors in the Reorganization Cases, or as such Interest may exist on the record date to be established for purposes of the Plan, unless (i) such Interest has been listed as disputed, contingent or unliquidated, in which case such Interest shall be allowed only in such amount and such classification as is authorized by a Final Order, (ii) such Interest has been or may be objected to before or after the Effective Date, in which case such Interest shall be allowed only in such amount and such classification as is authorized by a Final Order, (iii) such Interest has been paid in full, withdrawn or otherwise deemed satisfied in full, or (iv) such Interest is estimated in an amount greater than zero for purposes of distribution under the Plan pursuant to an order of the Bankruptcy Court, in which case such Interest shall be deemed allowed only in such estimated amount and of such classification as is determined by such order of the Bankruptcy Court.

                  "Allowed Secured Claim" shall mean an Allowed Claim to the extent of the value of the collateral securing such Allowed Claim.

                  "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended, as set forth in Title 11 of the United States Code.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division, or any other court of competent jurisdiction exercising jurisdiction over the Reorganization Cases.

                  "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, as amended and promulgated under Section 2075, Title 28, United States Code, as supplemented by the Local Rules of Practice and Procedure of the Bankruptcy Court.

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                  "Board" or "Board of Directors" shall mean the Board of
Directors of LACLEDE.

                  "Business Day" shall mean a day of the year on which commercial banks are not required or authorized to close for business in both St. Louis, Missouri and New York, New York.

                  "Claim" shall mean any right to payment from any of the Debtors arising before the Effective Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or any right arising before the Effective Date to an equitable remedy for breach of performance, if such breach gives rise to a right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

                  "Class" shall mean a class of Claims or Interests as defined in Article III hereof.

                  "Collective Bargaining Agreement" shall mean that certain collective bargaining agreement dated October 1, 1997 between the Union and LACLEDE, as modified and supplemented by the terms of the Joint Agreement.

                  "Confirmation" shall mean the entry of the Confirmation Order by the Bankruptcy Court pursuant to Section 1129 of the Bankruptcy Code.

                  "Confirmation Date" shall mean the date on which the Confirmation Order has been docketed.

                  "Confirmation Order" shall mean an order signed by the Bankruptcy Court confirming the Plan with respect to all of the Debtors pursuant to Section 1129 of the Bankruptcy Code.

                  "Creditor" shall mean any entity that is the holder of any Claim against any Debtor that arose (or is based on an obligation incurred) on or before the Petition Date or any Claim against any Debtor's estate of a kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

                  "Creditors' Committee" shall mean the Official Committee of Unsecured Creditors of the Debtors appointed in these Reorganization Cases.

                  "Debtor" shall mean a debtor listed in the caption of the Plan in its individual corporate or other capacity and in its capacity as debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.

                  "Debtor-In-Possession" shall mean a Debtor, when exercising its respective rights, powers and duties under Section 1107(a) of the Bankruptcy Code in the Reorganization Cases.

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                  "Disclosure Statement" shall mean the Debtors' Disclosure
Statement in Connection with Debtors' Second Amended Joint Plan of Reorganization, as the same may be further amended and supplemented from time to time hereafter.

                  "Disputed Claim" shall mean a Claim against any one or more of the Debtors (i) with respect to which an objection has been filed as of the Effective Date by the Debtors or any other interested party and which objection has not been withdrawn or resolved by entry of a Final Order, or (ii) which the Schedules list as contingent, unliquidated or disputed.

                  "Disputed Class 8 Claim" shall mean a Claim classified under one of the subclasses of Class 8 hereof which is a Disputed Claim.

                  "Disputed Class 8 Claims Escrow" shall mean the escrow account established by the Disputed Class 8 Claims Escrow Agent as of a date no later than the Effective Date and into which cash and/or New Common Stock shall be deposited pursuant to Article VI hereof for Disputed Class 8 Claims.

                  "Disputed Class 8 Claims Escrow Agent" shall mean LACLEDE or such other Person appointed by the Debtors as Escrow Agent for the Disputed Class 8 Claims Escrow.

                  "Distribution Record Date" shall mean the Confirmation Date.

                  "Effective Date" shall mean the first Business Day on which the conditions set forth in Article XIV hereof shall have been satisfied or waived as provided therein and that is more than 10 days, calculated in accordance with Bankruptcy Rule 9006(a), after the Confirmation Date, or such earlier date following the Confirmation Date as the Debtors shall designate with the consent of the Creditors' Committee upon notice to the Bankruptcy Court, provided that if a stay of the Confirmation Order is in effect on such date, then the Effective Date shall be the first Business Day after the date upon which such stay of the Confirmation Order is no longer in effect, and provided further that in no event shall the Effective Date be later than December 31, 2000, unless extended by motion filed by the Debtors and the Creditors' Committee.

                  "Excess Value" shall mean the amount by which the LMA Proceeds exceed $22 million.

                  "Exchange Agents" shall mean the Persons serving as exchange agents pursuant to Section 8.10(a) hereof for the distribution of property under the Plan.

                  "Federal Priority Tax Claim" means a Claim of the IRS that is entitled to priority and payment pursuant to Section 507(a)(7) of the Bankruptcy Code.

                  "Final Order" shall mean an order or judgment of the Bankruptcy Court, as entered on a docket in or related to the Reorganization Cases, or an order or judgment of another court of competent jurisdiction that the Bankruptcy Court has specifically permitted to enter such order or judgment, as entered on the appropriate docket, as to which (unless the Debtors, in their


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sole discretion, shall have waived the requirement therefor) any appeal or petition for re-argument, rehearing, reconsideration or certiorari that has been or may be taken has been finally resolved and as to which the time for further appeal or petition for re-argument, rehearing, reconsideration or certiorari has expired without any such action having been taken.

                  "Initial Distributable Value" shall mean the amount of $10.5 million.

                  "Intercompany Claim" shall mean an Allowed Claim held by a Debtor against a separate Debtor that arose before the Effective Date.

                  "Interest" shall mean any right, interest or benefit of a holder of the Old Securities.

                  "IRS" shall mean the Internal Revenue Service of the United States of America.

                  "Joint Agreement" shall mean the Joint USWA/Management Restructuring Program for Laclede Steel Company adopted by the Union and LACLEDE, as authorized by Final Order of the Bankruptcy Court on March 31, 2000, and as amended and restated by the Restated Joint Restructuring Program for Laclede Steel Company adopted by the Union and LACLEDE, as authorized by Final Order of the Bankruptcy Court dated August 15, 2000. The Joint Agreement is included in the Plan Supplement Agreements.

                  "LACLEDE ESOP" shall mean the employee stock ownership plan described in Section 7.03 hereof, and is included in the Plan Supplement Agreements.

                  "LACLEDE New Hourly Pension Plan" shall mean the pension plan described in Section 7.04 hereof, and is included in the Plan Supplement Agreements.

                  "LACLEDE New Salaried Pension Plan" shall mean the pension plan described in Section 7.05 hereof, and is included in the Plan Supplement Agreements.

                  "LACLEDE Stock Option Plan" shall mean the stock option plan described in Section 7.01 hereof, and is included in the Plan Supplement Agreements.

                  "LACLEDE Profit Sharing Plan" shall mean the profit sharing plan described in Section 7.02 hereof, and is included in the Plan Supplement Agreements.

                  "LMA Proceeds" shall mean the amount of the gross proceeds received from the sale of the assets of LACLEDE MID-AMERICA.

                  "Management Stock Program" shall mean the incentive-based stock program for Reorganized LACLEDE's senior management to be designed and administered by the Board of Directors as described in Section 8.04 hereof


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                  "National Securities Exchange" shall mean any exchange,
including, but not limited to, the New York Stock Exchange, the American Stock Exchange, the OTC Electronic Bulletin Board and the NASDAQ SmallCap Market.

                  "New Common Stock" shall mean the common stock, par value of $0.01 per share, of Reorganized LACLEDE authorized for issuance pursuant to the Amended and Restated Certificate of Incorporation of LACLEDE.

                  "New Secured Working Capital Facility" shall mean the revolving credit and term loan facility to be provided to the Reorganized Debtors on or before the Effective Date for funding working capital requirements and for general corporate purposes. A copy of the terms of the New Secured Working Capital Facility is included in the Plan Supplement Agreements.

                  "Old Common Stock" shall mean the common stock, par value of $0.01 per share, of LACLEDE, LACLEDE CHAIN or LACLEDE MID-AMERICA, whether issued or unissued prior to the Effective Date, including any right to acquire such common stock pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, exchange rights, purchase rights, warrants, options, or other rights existing prior to the Effective Date.

                  "Old Hourly Pension Plan" shall mean the existing defined benefit plan maintained by LACLEDE for the bargaining unit employees at LACLEDE's Alton, Illinois facility.

                  "Old Preferred Stock" shall mean all claims and interests arising from the Old Series A Preferred Stock of LACLEDE.

                  "Old Salaried Pension Plan" shall mean the existing defined benefit plan maintained by LACLEDE for the non-bargaining unit employees and salaried employees of LACLEDE and LACLEDE MID-AMERICA.

                  "Old Securities" shall mean the Old Common Stock of LACLEDE and the Old Preferred Stock and any claims arising from or related to the Old Common Stock of LACLEDE and the Old Preferred Stock.

                  "Other Priority Tax Claim" shall mean a Claim that is entitled to priority in payment pursuant to Section 507(a)(7) of the Bankruptcy Code, other than a Federal Priority Tax Claim.

                  "PBGC Note" shall mean Reorganized LACLEDE's promissory note in the principal amount of $5,000,000 issued by the Reorganized Debtors bearing interest at 8.5% payable in kind on each January 1st during the term and compounding annually, with mandatory payment of all principal and pay-in-kind interest by December 31, 2015 or upon sale of all or substantially all of Reorganized LACLEDE's common equity or assets. The PBGC Note also has certain prepayment privileges and restrictions on the payment of dividends. A copy of the PBGC Note is included in the Plan Supplement Agreements.

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                  "Pension Plans" shall mean the Old Hourly Pension Plan and the
Old Salaried Pension Plan.

                  "Person" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any political subdivision thereof or other entity.

                  "Petition Date" shall mean November 30, 1998.

                  "Plan" shall mean the Debtors' Second Amended Joint Plan of Reorganization as set forth herein, as the same may be further amended or modified from time to time pursuant to the Plan and the Bankruptcy Code.

                  "Plan Supplement Agreements" shall mean the documents, notes, agreements and schedules described in the Plan which shall be filed with the Court on or before November 15, 2000, unless the Debtors and the Creditors' Committee agree otherwise.

                  "Post-Petition Credit Agreement" shall mean the Secured Credit Agreement dated as of December 1, 1998, as amended, among (i) the Debtors, (ii) the banks listed on the signature pages thereof, and (iii) BankAmerica Business Credit, Inc., as agent.

                  "Priority Claim" shall mean any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, to the extent entitled to priority in payment under Section 507(a) of the Bankruptcy Code.

                  "Priority Tax Claims" shall mean, collectively, the Federal Priority Tax Claims and the Other Priority Tax Claims.

                  "Professionals" shall mean all professionals employed in the Reorganization Cases pursuant to Sections 327 or 1103 of the Bankruptcy Code, and all professionals requesting or to be paid compensation or reimbursement of expenses pursuant to Sections 503(b), 506(b) or 1129(a)(4) of the Bankruptcy Code.

                  "Pro Rata" shall mean proportionally, so that, with respect to an Allowed Claim, the ratio of (i) amount of property distributed on account of such Allowed Claim to (ii) the amount of such Allowed Claim, is the same as the ratio of (y) the amount of property distributed on account of all Allowed Claims of the Class in which the such Allowed Claim is included to (z) the amount of all Allowed Claims in that Class.

                  "Reorganization Cases" shall mean all of the Chapter 11 cases for all the Debtors in the procedurally consolidated Chapter 11 case pending in the Bankruptcy Court entitled In re: LACLEDE STEEL COMPANY, et al., Debtors and Debtors-In-Possession, being procedurally and jointly administered under consolidated case number 98-53121-399.

                  "Reorganized      " shall mean, when used with reference to a
particular Debtor, such Debtor on and after the Effective Date.

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

                  "Reorganized Debtors" shall mean LACLEDE and LACLEDE CHAIN on or after the Effective Date.

                  "Retiree Benefits" shall mean the modified obligations of any of the Debtors pursuant to a Retirement Plan or Post-Retirement Plan (as each term is described in the Order Authorizing Debtors and Debtors-In-Possession To Continue, Assume and Pay Certain Employee Benefits for Past, Present and Future Employees in Accordance with Existing Company Policies entered by the Bankruptcy Court on December 2, 1998, and as each term is modified by the Final Order Granting Emergency Joint Motion of Debtors and United Steelworkers of America for Entry of Interim and Final Orders: (i) Modifying Collective Bargaining Agreement with United Steelworkers of America, AFL-CIO, and any Local Union Affiliated therewith Representing Employees at the Alton, Illinois Plant; and
(ii) Modifying Retiree Benefits through Confirmation Date entered by the Bankruptcy Court on March 31, 2000, and as each term is further modified by the Order Granting Joint Motion of Debtors and the United Steelworkers of America for Entry of Order Approving Restated Joint Restructuring Program with the United Steelworkers of America, AFL-CIO entered by the Bankruptcy Court on August 15, 2000) or any obligation of any of the Debtors that arises under
Section 1114 of the Bankruptcy Code for any payment to any entity or person for the purpose of providing or reimbursing payments for medical, surgical, or hospital care benefits in the even of sickness, accident, disability, or death under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established in whole or in party by a Debtor prior to the Effective Date, as modified by the prior orders.

                  "Schedules" shall mean the Schedules of Assets and Liabilities, Statement of Financial Affairs and Statement of Executory Contracts, as amended, filed by the Debtors with the Bankruptcy Court in accordance with Bankruptcy Rules 1007 and 1009.

                  "Standing Order #1" shall mean the Bankruptcy Court's Standing Order #1, Establishing Notice and Motion Procedures to be Followed in Connection with Consolidated Cases, entered December 2, 1998.

                  "Standing Order #2" shall mean the Bankruptcy Court's Standing Order #2, Procedures for Interim Compensation and Reimbursement of Professionals and Establishing Fee and Expense Guidelines for Professionals and Committee Members, entered December 23, 1998.

                  "Standing Order #3" shall mean the Bankruptcy Court's Standing Order #3, Setting Claims Bar Date, Establishing Claims Processing and Objection Procedures and Establishing Claims Estimation Procedures Pursuant to 11 U.S.C. ss. 502, entered February 5, 1999.

                  "Stockholder" shall mean the holder of an Allowed Interest.

                  "Total Distributable Value" shall mean an amount equal to the sum of the Initial Distributable Value and the Excess Value.

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                  "Unclaimed Property" shall mean the assets described in
Section 8.10(d) hereof.

                  "Union" shall mean the United Steelworkers of America, including its Local 3643.

                  1.02 UNDEFINED TERMS. A term used in the Plan, whether or not capitalized, that is not defined in the Plan or the Disclosure Statement, but that is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning defined in the Bankruptcy Code or the Bankruptcy Rules.

                  1.03 RULES OF INTERPRETATION. For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions shall mean that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit to be filed or filed with the Bankruptcy Court means such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise expressly provided herein, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (e) the words "herein" "hereof" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (g) the rules of construction set forth in
Section 102 of the Bankruptcy Code shall apply.

                  1.04 TIME PERIODS. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                  1.05 GOVERNING LAW. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provision of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

                  1.06 BRACKETED PROVISIONS Any provision in the Plan or the Disclosure Statement (or in any Exhibit or Schedule thereto) that is bracketed and in boldface type is a provision the terms of which have not been finally agreed upon and, therefore, may be modified at or prior to the hearing on the confirmation on the Plan.

                                   ARTICLE II

                    PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
                   EXPENSE CLAIMS AND CERTAIN PRIORITY CLAIMS

                  2.01 ADMINISTRATIVE EXPENSE CLAIMS. Subject to the bar date provisions herein, each Administrative Expense Creditor shall be paid in cash in full on the latest of (i) the Effective Date, (ii) 30 days after the date such Claim is allowed or otherwise authorized by a Final Order, and (iii) the date the relevant Debtor is otherwise obligated to pay such Claim in accordance with the terms and provisions of the particular transactions giving rise to such Claim and any orders of the Bankruptcy Court relating thereto. The fees and expenses of the Union and its Professionals incurred by the Union in connection with the Reorganization Cases (as provided for in Section 6.9 and Exhibit L of the Joint Agreement) shall be Allowed Administrative Expenses pursuant to the orders approving the Joint Agreement, Section 1129(a)(4) of the Bankruptcy Code, the Plan and the Confirmation Order and will be paid on the Effective Date following the submission to the Debtors of documentation concerning non-liquidated amounts.

                  2.02 ORDINARY COURSE LIABILITIES. Administrative Expense Claims based on liabilities incurred by a Debtor in the ordinary course of its business shall be paid by the applicable Reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Expense Claims, without any further action by the holders of such Claims.

                  2.03 CLAIMS UNDER THE POST-PETITION CREDIT AGREEMENT. On the Effective Date, Administrative Expense Claims against the Debtors under or evidenced by the Post-Petition Credit Agreement shall be paid in cash equal to the amount of such Administrative Expense Claims or, in the case of letters of credit under the Post-Petition Credit Agreement outstanding as of the Effective Date, such Claims shall be satisfied by the issuance of back-up letters of credit pursuant to the New Secured Working Capital Facility in corresponding amounts and terms. On the Effective Date, the Debtors shall also release and waive any claims that they may have against any of the Lenders under the Post-Petition Credit Agreement.

                  2.04 BAR DATES FOR NON-PROFESSIONAL ADMINISTRATIVE EXPENSE CLAIMS. Except as expressly provided under Section 2.05 hereof, requests for payment of Administrative Expense Claims must be filed with the Bankruptcy Court no later than 60 days after the Effective Date. Holders of Administrative Expense Claims based on liabilities incurred by a Debtor in the ordinary course of its business, and holders of Administrative Expense Claims under or evidenced by the Post-Petition Credit Agreement, shall not be required to file any requests for payment of such Claims. Holders of Administrative Expense Claims that are required to file with the Bankruptcy Court a request for the payment of such Claims and that do not file a request by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, the Reorganized Debtors or their respective property.

                  2.05 BAR DATES FOR ADMINISTRATIVE EXPENSE CLAIMS OF PROFESSIONALS. Professionals or other entities requesting or to be paid compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503, 506, 1103 or 1129 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested by any Professional or other entity under Section 1129(a)(4) of the Bankruptcy Code or for making a substantial contribution in any Reorganization Case) shall file with the Bankruptcy Court an appropriate application for final allowance of compensation and reimbursement of expenses no later than 60 days after the Effective Date; provided, however, that any Professional who receives compensation or reimbursement of expenses pursuant to Standing Order #2 may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date so long as the application and request for compensation and reimbursement are made in strict accordance with and pursuant to Standing Order #2. The fees and expenses of the Union and its Professionals incurred by the Union in connection with the Reorganization Cases (as provided for in Section 6.9 and Exhibit L of the Joint Agreement) shall be paid pursuant to the provisions of Section 2.01 hereof.

                  2.06 PAYMENT OF ALLOWED FEDERAL PRIORITY TAX CLAIMS. Pursuant to ss. 1129(a)(9)(C) of the Bankruptcy Code, the Federal Priority Tax Claims that constitute Allowed Claims will receive, on account of such Allowed Claims, deferred cash payments over a period not exceeding six years from the date of assessment, of a value as of the Effective Date, equal to the Allowed Amount of such Federal Priority Tax Claims that constitute Allowed Claims. Payments will be made in equal annual installments of principal plus interest at a rate set forth in Internal Revenue Code ("IRC") ss.ss. 6621 and 6622, with interest accruing from the Effective Date on the unpaid portion of each such Allowed Claim. The first payment will be due on the latest of (i) the Effective Date;
(ii) if an objection to the Claim is pending as of the Effective Date, then thirty (30) days after the date on which an order allowing such Claim becomes a Final Order; and (iii) such other time that is agreed to by the holder of such Claim and the applicable Reorganized Debtor; provided, however, that the Reorganized Debtors shall have the right to pay any Federal Priority Tax Claim that constitutes an Allowed Claim, or the remaining balance thereof, in full at any time on or after the Effective Date without premium or penalty."


                  2.07 PAYMENT OF ALLOWED OTHER PRIORITY TAX CLAIMS. Pursuant to
Section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed to by the parties, each holder of an Other Priority Tax Claim that constitutes an Allowed Claim will receive, on account of such Allowed Claim, deferred cash payments over a period not exceeding six years from the date of assessment of a value, as of the Effective Date, equal to the amount of such Allowed Claim. Payments will be made in equal annual installments of principal plus interest (at a rate to be determined) accruing from the Effective Date on the unpaid portion of each such Allowed Claim. The first payment will be due on the latest of (i) the Effective Date, (ii) if an objection to the Claim is pending as of the Effective date, then thirty days after the date on which an order allowing such Claim becomes a Final Order, and (iii) such other time that is agreed to by the holder of such Claim and the applicable Reorganized Debtor; provided, however, that the Reorganized Debtors shall have the right to pay any Other Priority Tax Claim that constitutes an Allowed Claim, or the remaining balance thereof, in full, at any time on or after the Effective Date, without premium or penalty.

                                   ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  All Claims and Interests, except Administrative Expense Claims and Priority Tax Claims, are placed in the following Classes. Pursuant to
Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims, as described above in Article II, have not been classified and thus are excluded from the following Classes.

                  A Claim is classified in a particular Class only to the extent that the Claim qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim qualifies within the description of such other Classes. A Claim is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

                  3.01 CLASS 1 - ALLOWED PRIORITY CLAIMS. Class 1 consists of all Allowed Claims having priority in accordance with Section 507(a) of the Bankruptcy Code, other than Intercompany Claims and Claims of the kinds specified in Article II hereof.

                  3.02 CLASS 2 - [RESERVED].

                  3.03 CLASS 3 - [RESERVED].

                  3.04 CLASS 4 - ALLOWED SECURED CLAIMS OF SOLID WASTE DISPOSAL REVENUE BONDHOLDERS. Class 4 consists of the Allowed Secured Claim of the holders of Southwestern Illinois Development Authority Solid Waste Disposal Revenue Bonds (Laclede Steel Company Project) Series 1990. The Class 4 Allowed Secured Claim totals $3,225,325 (plus interest accruing thereon). The balance of the Allowed Claims of the holders of these Bonds totals $12,109,675 and shall be classified and treated as Class 8A unsecured Allowed Claims.

                  3.05 CLASS 5 - ALLOWED SECURED CLAIM OF ECP. Class 5 consists of the Allowed Secured Claim of ECP Distribution Limited Partnership f/k/a Energy Capital Partners Limited Partnership ("ECP") arising under a Bankruptcy Court approved settlement agreement (the "Settlement Agreement") by and among LACLEDE, ECP and SSC, LLP with respect to a specially designed ladle metallurgy facility, furnace ladles, transformer, etc., commonly known as the "Ladle Facility" used, located and installed at LACLEDE's Alton, Illinois Facility. Under the Settlement Agreement, LACLEDE will pay to ECP $1.8 million in a combination of cash and a promissory note. The promissory note is in the principal amount of $960,113.86 bearing interest at 8% per annum and is secured by the Ladle Facility. A copy of the promissory note and the security agreement in favor of ECP are included in the Plan Supplement Agreements.

                  3.06 CLASS 6 - ALLOWED SECURED CLAIM OF NISSHO IWAI AMERICAN CORPORATION AGAINST LACLEDE MID-AMERICA. Class 6 consists of the Allowed Secured Claim of Nissho Iwai American Corporation against LACLEDE MID-AMERICA. Pursuant to order of the Bankruptcy Court, the Class 6 Allowed Secured Claim is allowed in the amount of $575,000. The balance of the Allowed Claims of Nissho Iwai American Corporation against LACLEDE and LACLEDE MID-AMERICA shall be classified and treated as Class 8 unsecured Allowed Claims in the appropriate Subclass.

                  3.07 CLASS 7 - ALLOWED CLAIMS OF PENSION BENEFIT GUARANTY CORPORATION. Class 7 consists of all Claims including but not limited to the Administrative Expense Claims and/or other Claims of the Pension Benefit Guaranty Corporation against each of the Debtors arising from or related to pension plan termination liability and/or unfunded benefit liability, if any, and all Claims of the Pension Benefit Guaranty Corporation on behalf of the Pension Plans for due and unpaid minimum funding contributions, if any, under Title IV of the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss.1301-1461 (1988).

                  3.08 CLASS 8 - ALLOWED GENERAL UNSECURED CLAIMS. Class 8 consists of all Allowed Claims not otherwise classified in this Article III or described in Article II hereof. Class 8 shall be further divided into subclasses for Allowed Class 8 Claims against each of the Debtors as follows (if it is determined that a particular subclass hereunder contains no Allowed Claims, then such subclass shall be deemed eliminated automatically from the Plan):

         Subclass 8A............           Allowed Class 8 Claims against LACLEDE
         Subclass 8B............           Allowed Class 8 Claims against LACLEDE CHAIN
         Subclass 8C............           Allowed Class 8 Claims against LACLEDE MID-AMERICA

                  3.09 CLASS 9 - ADMINISTRATIVE CONVENIENCE - ALLOWED GENERAL UNSECURED CLAIMS. Class 9 consists of all Allowed Claims of less than $500 that otherwise would be classified under Class 8 hereof, and any Allowed Claims under Class 8 that the holder thereof elects to reduce to $500 on the ballot provided for voting on the Plan within the time fixed by the Bankruptcy Court for completing and returning such ballot. A holder of an Allowed Claim that would have been classified in Class 8, absent such election, may make this election only as to all of such holder's Allowed Claims against a single Debtor in Classes 8 and 9. Therefore, if a holder of an Allowed Class 8 Claim against a single Debtor makes an election to reduce such Allowed Class 8 Claim to $500, all of such holder's Allowed Claims in Class 8 and Class 9 against such Debtor shall be reduced to $500 in the aggregate, and no Allowed Claims of such Claim holder shall remain in Class 8, except those Allowed Class 8 Claims of such holder that relate to the obligations of a different Debtor. To obtain classification in Class 9 for multiple Allowed Claims under $500 against a single Debtor that aggregate more than $500 and would otherwise be classified in Class 9 absent the existence of this Class 9, the holder of such Allowed Claims must elect classification in Class 9 as if such Allowed Claims were, in the aggregate, one Allowed Claim.

                  3.10 CLASS 10 - ALLOWED INTERESTS OF THE HOLDERS OF OLD PREFERRED STOCK. Class 10 consists of: (i) the Allowed Interests of the holders of Old Preferred Stock under or in connection with the Old Preferred Stock, (ii) any Allowed Claims of the holders of Old Preferred Stock arising from or related to the Old Preferred Stock.

                  3.11 CLASS 11 - ALLOWED INTERESTS OF THE HOLDERS OF OLD COMMON STOCK OF LACLEDE. Class 11 consists of: (i) the Allowed Interests of the holders of Old Common Stock of LACLEDE under or in connection with the Old Common Stock of LACLEDE, and (ii) any Claims of the holders of Old Common Stock of LACLEDE arising from or related to the Old Common Stock of LACLEDE.

                  3.12 CLASS 12 - ALLOWED INTERESTS OF THE HOLDERS OF OLD COMMON STOCK OF LACLEDE MID-AMERICA. Class 12 consists of: (i) the Allowed Interests of the holders of Old Common Stock of LACLEDE MID-AMERICA under or in connection with the Old Common Stock of LACLEDE MID-AMERICA, and (ii) any Claims of the holders of Old Common Stock of LACLEDE MID-AMERICA arising from or related to the Old Common Stock of LACLEDE MID-AMERICA.

                  3.13 CLASS 13 - ALLOWED INTERESTS OF THE HOLDERS OF OLD COMMON STOCK OF LACLEDE CHAIN. Class 13 consists of the Allowed Interests of the holders of Old Common Stock of LACLEDE CHAIN under or in connection with the Old Common Stock of LACLEDE CHAIN.

                  3.14 CLASS 14 - INTERCOMPANY CLAIMS. Class 14 consists of Intercompany Claims.

                                   ARTICLE IV

             TREATMENT OF CLASSES THAT ARE UNIMPAIRED UNDER THE PLAN

                  4.01 UNIMPAIRED CLASSES. Classes 1, 5, 6, 9, 12 and 13 are unimpaired. Therefore, pursuant to Section 1126(f) of the Bankruptcy Code, the holders of Allowed Claims and Allowed Interests in Classes 1, 5, 6, 9, 12 and 13 are conclusively presumed to have accepted the Plan and such Classes shall not vote to accept or reject the Plan.

                  4.02 CLASS 1. With respect to each Allowed Claim in Class 1,
(i) each such Claim shall be paid in full on the later of the Effective Date or the date such Claim is due by its terms; and (ii) the Plan shall leave unaltered the legal, equitable and contractual rights of the holders of Allowed Claims in Class 1.

                  4.03 CLASS 5. The Allowed Secured Claim of ECP shall be paid in accordance with the Bankruptcy Court approved Settlement Agreement, under which LACLEDE will pay to ECP $1.8 million in a combination of cash and a promissory note in the principal amount of $960,113.86 bearing interest at 8% per annum and secured by the Ladle Facility.

                  4.04 CLASS 6. The holder of the Class 6 Allowed Secured Claim shall receive cash equal to the full amount of its $575,000 Class 6 Allowed Secured Claim on the earlier of the closing of the sale of LACLEDE MID AMERICA or the Effective Date.

                  4.05 CLASS 9. Each Allowed Claim in Class 9 shall be paid in full on the later of the Effective Date or the date such Claim is due by its terms.

                  4.06 CLASS 12. The Old Common Stock of LACLEDE MID-AMERICA held by LACLEDE shall be retained by LACLEDE and all shares of Old Common Stock of LACLEDE MID-AMERICA shall remain duly issued and outstanding.

                  4.07 CLASS 13. The Old Common Stock of LACLEDE CHAIN shall be retained by LACLEDE and shall remain duly issued and outstanding.

                                    ARTICLE V

              TREATMENT OF CLASSES THAT ARE IMPAIRED UNDER THE PLAN

                  5.01 IMPAIRED CLASSES. Classes 4, 7, 8, 10, 11 and 14 are impaired. Because no distributions under the Plan are being made to Classes 10 and 11, such Classes are deemed to have rejected the Plan and will not receive ballots. Class 14 consists of Intercompany Claims, the holders of which are the parties proposing the Plan and, as such, are deemed to have accepted the Plan and will not receive ballots. Classes 4, 7 and 8 are entitled to vote to accept or reject the Plan and will receive ballots.

                  5.02 CLASS 2. [RESERVED].

                  5.03 CLASS 3. [RESERVED].

                  5.04 CLASS 4. The Class 4 Allowed Secured Claim shall be paid the sum of $3,225,325 (plus interest accruing thereon) as follows:

                           Term:  Ten Years
                           Interest:  8 1/2% per annum
                           Amortization: Interest only for Years 1 and 2
                                         (payable quarterly); Quarterly
                                         payments thereafter of interest and
                                         principal based upon a fifteen year
                                         amortization; Balance of principal
                                         and interest outstanding in month
                                         one hundred twenty shall be paid in
                                         full.

                  The liens and security for the Class 4 Allowed Secured Claim shall remain unaffected and shall continue to secure the Class 4 Allowed Secured Claim. The balance of the Allowed Claims of the holders of the Bonds in this Class total $12,109,675 and shall be classified and treated as Class 8A unsecured Allowed Claims.

                  The obligations of the State of Illinois with respect to both the secured and unsecured portions of the Claims for the underlying Bonds shall not be altered or affected by the Plan or the Confirmation Order.

                  5.05 CLASS 7. In full satisfaction of all of the Pension Benefit Guaranty Corporation's Claims against the Debtors, including any Administrative Expense Claims, the Pension Benefit Guaranty Corporation shall receive (i) that number of shares of New Common

Stock equal to the total number of shares of New Common Stock to be issued and outstanding immediately following the Effective Date, multiplied by a percentage equal to: (A) the sum of 34.5187% of the Initial Distributable Value and 81.60% of the Excess Value, divided by (B) the Total Distributable Value; and (ii) the PBGC Note.

                  5.06 CLASS 8A. Each holder of a general unsecured Allowed Claim against LACLEDE shall receive his or her Pro Rata share of that number of shares of New Common Stock equal to the total number of shares of New Common Stock to be issued and outstanding immediately following the Effective Date, multiplied by a percentage equal to: (A) the sum of 42.4717% of the Initial Distributable Value and 2.20% of the Excess Value, divided by (B) the Total Distributable Value.

                  5.07 CLASS 8B. Each holder of a general unsecured Allowed Claim against LACLEDE CHAIN shall receive his or her Pro Rata share of that number of shares of New Common Stock equal to the total number of shares of New Common Stock to be issued and outstanding immediately following the Effective Date, multiplied by a percentage equal to: (A) 1.4095% of the Initial Distributable Value, divided by (B) the Total Distributable Value.

                  5.08 CLASS 8C. Each holder of a general unsecured Allowed Claim against LACLEDE MID-AMERICA shall receive (i) cash equal to the amount of 11% of said holders Allowed Claim; and (ii) cash equal to his or her Pro Rata share of 2.20% of the Excess Value.

                  5.09 CLASS 10. All shares of Old Preferred Stock shall be canceled. No payments will be made on Claims arising from or related to Old Preferred Stock.

                  5.10 CLASS 11. All shares of Old Common Stock of LACLEDE shall be canceled. No payments will be made on Claims arising from or related to Old Common Stock of LACLEDE.

                  5.11 CLASS 14. All Intercompany Claims shall be eliminated and extinguished as of the Effective Date. Accordingly, no property shall be distributed to or retained by the holders of Allowed Claims in Class 14 on account of Intercompany Claims.

                                   ARTICLE VI

                          TREATMENT OF DISPUTED CLAIMS

                  6.01 DISTRIBUTIONS ON ACCOUNT OF CERTAIN DISPUTED CLAIMS. No distribution shall be made with respect to all or any portion of any Disputed Claim until the entire resolution thereof by a Final Order. At such time as a Disputed Claim, other than a Disputed Class 8 Claim, becomes an Allowed Claim, the holder of such Allowed Claim shall receive the distribution to which such holder is then entitled under the Plan, but in no event prior to the later of
(i) the Effective Date and (ii) the first Business Day that is more than 10 days, calculated in accordance with the Bankruptcy Rules, after the docketing of the Final Order allowing such Claim.

                  6.02 DISPUTED CLASS 8 CLAIMS ESCROW. No payments or distributions will be made on account of a Disputed Class 8 Claim until such claim becomes an Allowed Class 8 Claim. In lieu of distributions under the Plan to holders of Disputed Class 8 Claims, on the Effective Date the Disputed Class 8 Claims Escrow shall be established by the Disputed Class 8 Escrow Agent. The Disputed Class 8 Escrow Agent shall fund the Disputed Class 8 Claims Escrow with New Common Stock and/or cash in amounts calculated on the Effective Date to be equal to the distributions to which the relevant creditors would be entitled if such Disputed Class 8 Claims were determined in their entirety to be Allowed Class 8 Claims (less the aggregate amount of Disputed Class 8 Claims to the extent covered by insurance, bond, reimbursement or indemnity policies).

                  6.03 TREATMENT OF ASSETS IN DISPUTED CLASS 8 CLAIMS ESCROW PENDING DISTRIBUTION. New Common Stock or cash to be held in the Disputed Class 8 Claims Escrow shall be held in escrow for the benefit of the potential claimants of such securities and cash by the Disputed Class 8 Claims Escrow Agent, and will be accounted for separately.

                  6.04 DISPUTED CLASS 8 CLAIMS ESCROW - DISTRIBUTION PROCEDURES. Commencing thirty days after the end of the first full fiscal quarter of Reorganized LACLEDE following the Effective Date, and thirty days after the end of each fiscal quarter of Reorganized LACLEDE thereafter, pursuant to the written instructions of Reorganized LACLEDE or otherwise pursuant to an order of the Bankruptcy Court, after notice and hearing, the Disputed Class 8 Claims Escrow Agent shall make distributions to holders of Disputed Class 8 Claims whose Claims became Allowed Class 8 Claims during the preceding fiscal quarter. Such distribution to a holder shall consist of such holder's Pro Rata share of the New Common Stock or cash then held in the Disputed Class 8 Claims Escrow.

                  6.05 FINAL DISTRIBUTION FROM DISPUTED CLASS 8 CLAIMS ESCROW. Upon final resolution of all Disputed Class 8 Claims, the Disputed Class 8 Claims Escrow Agent shall make a final Pro Rata distribution of the remaining New Common Stock and/or cash from the Disputed Class 8 Claims Escrow to all holders of Class 8 Allowed Claims within each respective subclass for Class 8 Claims.

                                   ARTICLE VII

                                 FINANCIAL PLANS

                  7.01 LACLEDE STOCK OPTION PLAN. The LACLEDE Stock Option Plan shall be adopted by Reorganized LACLEDE, effective as of the Effective Date, pursuant to which all unionized bargaining unit employees of the Reorganized Debtors shall receive options to purchase twelve percent (12%) of the New Common Stock on a fully-diluted basis (i.e., assuming the exercise of all options) or 600,000 shares of the New Common Stock under the terms set forth in the Joint Agreement. A copy of the LACLEDE Stock Option Plan is included in the Plan Supplement Agreements.

                  7.02 LACLEDE PROFIT SHARING PLAN. The LACLEDE Profit Sharing Plan shall be adopted by Reorganized LACLEDE, effective as of the Effective Date, pursuant to which specified contributions shall be made on an annual basis to a profit sharing plan for all hourly and salaried employees of Reorganized LACLEDE (other than Reorganized LACLEDE's six most highly-compensated employees) beginning with the fiscal year ending on September 30, 2000. A copy of the LACLEDE Profit Sharing Plan is included in the Plan Supplement Agreements.

                  7.03 LACLEDE ESOP. The LACLEDE ESOP shall be adopted by Reorganized LACLEDE, effective as of the Effective Date, pursuant to which Reorganized LACLEDE shall contribute to an employee stock ownership plan to be held for the benefit of all employees of Reorganized LACLEDE under the terms set forth in the Joint Agreement that number of shares of New Common Stock equal to the total number of shares of New Common Stock to be issued and outstanding immediately following the Effective Date, multiplied by a percentage equal to:
(A) the sum of 14.9333% of the Initial Distributable Value and 11.20% of the Excess Value, divided by (B) the Total Distributable Value. A copy of the LACLEDE ESOP is included in the Plan Supplement Agreements.

                  7.04 LACLEDE NEW HOURLY PENSION PLAN. Prior to the Effective Date, LACLEDE will institute a distress termination of the Old Hourly Pension Plan, as amended to implement the early retirement factors set forth in Attachment 2 to Exhibit C to the Joint Agreement, pursuant to 29 U.S.C. ss.1341(c). Upon termination, the Old Hourly Pension Plan, as amended, will be assumed by the Pension Benefit Guaranty Corporation. Upon assumption of the Old Hourly Pension Plan by the Pension Benefit Guaranty Corporation, Reorganized LACLEDE shall establish and fund a new pension plan for the bargaining unit employees of Reorganized LACLEDE. A copy of the LACLEDE New Hourly Pension Plan is included in the Plan Supplement Agreements.

                  7.05 LACLEDE NEW SALARIED PENSION PLAN. Prior to the Effective Date, LACLEDE will institute a distress termination of the Old Salaried Pension Plan pursuant to 29 U.S.C. ss.1341(c). Upon termination, the Old Salaried Pension Plan will be assumed by the Pension Benefit Guaranty Corporation. Upon assumption of the Old Salaried Pension Plan by the Pension Benefit Guaranty Corporation, Reorganized LACLEDE shall establish and fund a new follow-on pension plan for the non-bargaining unit employees and salaried employees of Reorganized LACLEDE. A copy of the LACLEDE New Salaried Pension Plan is included in the Plan Supplement Agreements.

                                  ARTICLE VIII

                      MEANS FOR IMPLEMENTATION OF THE PLAN

                   8.01 SALE OF LACLEDE MID-AMERICA; CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS. The assets of LACLEDE MID-AMERICA shall be sold on or before the Effective Date. The net proceeds received from the sale of the assets of LACLEDE MID-AMERICA shall be used for the implementation of this Plan. All assets and property of

LACLEDE and LACLEDE CHAIN shall remain in Reorganized LACLEDE and Reorganized LACLEDE CHAIN, respectively, free and clear of all Claims, liens, charges, other encumbrances and Interests, except as contemplated under the Plan. Except as provided in this Plan, all causes of action recoverable under Chapter 5 of the Bankruptcy Code, all claims against third parties, and all other causes of action owed to or in favor of the Debtors are preserved under the Plan, retained for enforcement solely and exclusively by and in the discretion of the Reorganized Debtors and will be vested in the Reorganized Debtors on the Effective Date.

                  8.02 BOARD OF DIRECTORS AND OFFICERS. On the Effective Date, the boards of directors and officers of each of the Reorganized Debtors shall consist of such individuals as shall be disclosed to the Bankruptcy Court pursuant to Section 1129(a)(5) of the Bankruptcy Code at or prior to the Confirmation Date.

                  8.03 OPERATIONS OF REORGANIZED DEBTORS. On and after the Effective Date, the Reorganized Debtors shall continue to operate the businesses of LACLEDE and LACLEDE CHAIN and buy, use, acquire and dispose of assets, free of any restrictions contained in the Bankruptcy Code and shall otherwise implement the terms of the Plan.

                  8.04 ISSUANCE OF NEW COMMON STOCK. As of the Effective Date and as otherwise provided herein, (i) the Reorganized Debtors shall be deemed to have authorized and shall issue any notes or instruments required or authorized by the terms of Section 1129(a)(9)(C) of the Bankruptcy Code, and (ii) Reorganized LACLEDE shall be deemed to have authorized and shall issue the requisite shares of New Common Stock necessary to make the distributions required under the Plan. Reorganized LACLEDE may reserve up to 5% of the New Common Stock on a fully-diluted basis (i.e., assuming the exercise of all options) for the Management Stock Program.

                  8.05 CANCELLATION OF OLD SECURITIES. On the Effective Date, the respective rights and obligations of LACLEDE and each holder of the Old Securities shall be terminated and canceled and the Old Securities shall be deemed canceled and be of no further force and effect. The holders of such canceled securities shall have no rights arising from or relating to such securities or the cancellation thereof, except the rights expressly provided pursuant to the Plan.

                  8.06 AMENDED CERTIFICATES OF INCORPORATION OF REORGANIZED DEBTORS AND RELATED MATTERS. On the Effective Date, the certificate of incorporation or articles of incorporation, as the case may be, of each of the Reorganized Debtors shall be amended and/or restated to implement the terms of the Plan and to prohibit the issuance of non-voting equity securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code. Except, upon notice and hearing, as the Bankruptcy Court otherwise may order, on the Effective Date, the amended and restated certificate of incorporation of Reorganized LACLEDE and the by-laws of Reorganized LACLEDE shall substantially contain the provisions described in the Disclosure Statement. After the Effective Date, Reorganized LACLEDE may further amend and restate the amended and restated certificate of incorporation of LACLEDE and the by-laws of LACLEDE and may further amend and restate the certificate of incorporation or articles of incorporation of

Reorganized LACLEDE CHAIN, and its respective by-laws, as permitted by said certificate or articles of incorporation or by-laws or applicable state law.

                  8.07 EFFECTIVENESS OF AGREEMENTS. On the Effective Date, the New Secured Working Capital Facility shall become effective and binding in accordance with its terms.

                  8.08 CONTINUATION OF RETIREE BENEFITS. From and after the Effective Date, Reorganized LACLEDE shall continue to pay the Retiree Benefits, as modified by orders of the Bankruptcy Court.

                  8.09 CORPORATE AUTHORITY AND PROTECTIONS.

                  (A) CORPORATE DOCUMENTS The adoption of new or amended and restated certificates or articles of incorporation and by-laws or similar constituent documents for the Reorganized Debtors, the selection of directors and officers for the Reorganized Debtors, the adoption of the LACLEDE Stock Option Plan, the adoption of the LACLEDE ESOP, the adoption of the LACLEDE New Hourly Pension Plan, the adoption of the LACLEDE New Salaried Pension Plan, the adoption of the LACLEDE Profit Sharing Plan, the distribution of cash, the issuance and distribution of the New Common Stock, the grant of security interests in connection with the New Secured Working Capital Facility, the adoption, execution, delivery and implementation of all contracts, instruments, releases, indentures and other agreements relating to distributions under the Plan, the other matters provided for under the Plan involving the corporate structure of any Reorganized Debtor, and any corporate action to be taken by or required of a Debtor or Reorganized Debtor, shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirements of further action by the stockholders or directors of any of the Debtors or the Reorganized Debtors. The Reorganized Debtors shall provide indemnification for any Person serving from and after the Petition Date as a director, officer or employee of the Debtors or the Reorganized Debtors by reason of such Person's service in such capacity, which indemnification will continue unaffected by entry of the Confirmation Order, irrespective of whether such indemnification becomes owing on account of an act or event occurring before or after the commencement of the Reorganization Cases, provided however that with respect to acts or events occurring before the Petition Date such indemnification shall be limited to the extent of the corresponding insurance coverage. At this time, the Debtors are aware of no claims, either pre-Petition or post-Petition, arising out of such service.

                  (B) CORPORATE GOVERNANCE. Reorganized LACLEDE shall operate with a nine member Board of Directors having the composition, standing committees and super-majority voting requirements as set forth in the Joint Agreement and in the Plan Supplement Agreements.

                  (C) CORPORATE PROTECTIONS. Reorganized LACLEDE shall make capital expenditures and maintain operations as set forth in the Joint Agreement.

                  8.10 DISTRIBUTION OF CONSIDERATION

                           (A) EXCHANGE AGENTS. The Reorganized Debtors and/or
such other entities as the Debtors designate (the "Exchange Agents") shall serve as exchange agents and shall administer certain property to be distributed under this Plan. The Exchange Agents may employ or contract with other entities to assist in or perform the distribution of the property to be distributed. The Exchange Agents shall serve without bond.

                           (B) FRACTIONAL SHARES. No certificates or scrip
representing fractional shares of New Common Stock shall be issued. Instead, with respect to fractional shares of New Common Stock, the Exchange Agents will, within ten Business Days after the later of the Effective Date and the date upon which trading of the New Common Stock begins on a National Securities Exchange, aggregate all fractional shares into whole shares of New Common Stock and sell such whole shares at then prevailing prices and distribute pro rata the net proceeds of such sales to the Disputed Class 8 Escrow Agent to be distributed in accordance with Section 6.04.

                           (C) DISTRIBUTION RECORD DATE. As of 4:00 p.m. St.
Louis time on the Distribution Record Date, the respective transfer registers for each of the Old Preferred Stock and the Old Common Stock of LACLEDE will be closed. The Exchange Agents, the Reorganized Debtors, the transfer agents or registrars for any of the Old Securities, and their respective agents, will have no obligation to recognize the transfer of any of the Old Securities presented for transfer after the Distribution Record Date, and will be entitled for all purposes to recognize and deal only with those holders of record as of the close of business on the Distribution Record Date.

                           (D) UNCLAIMED PROPERTY, UNISSUED NEW COMMON STOCK AND
CANCELED DISTRIBUTORS. Any property of the Reorganized Debtors (the "Unclaimed Property") which is alleged to be distributable to any Person pursuant to a Claim founded on any federal, state, local or other governmental escheat law or regulation or other similar laws or regulations, which is not an Allowed Claim, shall become property of the Reorganized Debtors on the Effective Date. Pending distribution, undeliverable New Common Stock shall be held by the Reorganized Debtors, and all dividends paid with respect to any such New Common Stock prior to distribution of such New Common Stock shall be held by the Reorganized Debtors for distribution to the ultimate distributees of such New Common Stock (net of such distributee's "Allocable Share" of expenses and taxes). The Reorganized Debtors shall be obligated only to distribute the principal amount of any undeliverable cash, such New Common Stock and dividends paid on such New Common Stock to the distributee as such distributee would have recovered from the Exchange Agents had such Claim been deliverable on the Effective Date, together with dividends paid on or with respect to such New Common Stock after the Effective Date (net of such distributee's "Allocable Share" of expenses and taxes). A distributee's "Allocable Share" of the expenses and taxes of the Unclaimed Property shall be determined and allocated quarterly by multiplying the expenses or taxes attributions to each quarter by a fraction the numerator of which is such distributee's share of the income attributable to such quarter, and the denominator of which is the total of such income for the quarter. The Reorganized Debtors shall retain for their own account (i) the amount of any earnings on the Unclaimed Property (except for the dividends paid on the New Common Stock), and
(ii) an amount for payment of any taxes payable in connection with the Unclaimed Property. Any Unclaimed Property shall be become property of the Reorganized Debtors, free of any escheat or similar claim by any federal, state, local or other government units, if it is not claimed by the Person entitled thereto within 5 years after the Effective Date.

                           (E) EFFECT OF INSURANCE, BOND, INDEMNITY,
REIMBURSEMENT OR SIMILAR POLICIES AND CONTRACTS. To the extent the amount claimed by any holder of an Allowed Claim is covered under any insurance, bond, indemnity, reimbursement, or similar policy or contract maintained by or for the benefit of any Debtor, the holder of such Allowed Claim shall receive the amount directly or indirectly payable to and received by a Debtor under such policy or contract and shall participate in the Plan in the appropriate Class only to the extent such Allowed Claim is not so covered. The portion of such Allowed Claim that is covered by insurance or other contract shall be paid to the holder of such Allowed Claim in accordance with the terms and conditions of such policy or contract and applicable law; provided, however, that if such contract or policy or applicable law requires any Debtor to make payment of such amounts prior to being indemnified or reimbursed for such amounts, any such payment shall instead be made directly by the relevant insurer or surety directly to the holder of such Allowed Claim. All disputes relating to such coverage or payments under such policy or contract shall be determined by the Bankruptcy Court unless the Bankruptcy Court determines that such disputes should be determined by another court or tribunal of competent jurisdiction.

                           (F) CREDITORS NOT PERMITTED TO RECEIVE STOCK. In the
event a Creditor holding an Allowed Claim is not permitted by law to receive stock in payment or satisfaction of its Claim, then upon receipt of written notice from such creditor, the Debtors shall cause a number of shares of New Common Stock equal to the amount of the distribution on such Creditor's Allowed Claim to be sold on the open market at the price then available. The proceeds of such sale of New Common Stock reduced by the Debtors' costs or expenses incurred in connection with such sale of New Common Stock shall be forthwith distributed to such Creditor in full satisfaction of its Allowed Claim.

                  8.11 CONTINUING AUTHORIZATION. The chairman of the board, president, or any vice president of each Debtor or Reorganized Debtor shall be authorized to execute the amended and/or restated certificate of incorporation or articles of incorporation of such Debtor or Reorganized Debtor. The chairman of the board, president and any vice president of each Debtor or Reorganized Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or any assistant secretary of each Debtor or Reorganized Debtor shall be authorized to certify or attest to any of the foregoing actions.

                                   ARTICLE IX

                AUTOMATIC MODIFICATION AND RESERVATION OF RIGHTS
                    IN THE EVENT OF NONACCEPTANCE OF THE PLAN

                  In the event that any impaired Class or Classes of Allowed Claims or Allowed Interests shall not accept the Plan, at the written election of the Debtors filed with the Bankruptcy Court with respect to any one or more of said non-accepting Classes and Classes junior to such non-accepting Classes, the Plan shall be modified, revised and amended automatically and without further notice to provide such treatment, as determined necessary by the Bankruptcy Court, sufficient to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes rejecting the Plan, and, in particular, the treatment necessary to meet the requirements of Sections 1129(a) and (b) of the Bankruptcy Code with respect to (i) the rejecting Classes and (ii) any other Classes required to be affected by the modifications caused by this Article. In particular, the treatment of any non-accepting Classes or adversely affected Classes shall be modified and amended from that set forth in Article V hereof, even if less favorable, to the minimum treatment necessary to meet the requirements of Sections 1129 (a) and
(b) of the Bankruptcy Code. These modifications may include, but not be limited to, cancellation or reduction of all amounts otherwise payable under the Plan to the rejecting Classes and to any junior Classes (even if such Classes previously accepted the Plan) affected hereby, consistent with Sections 1129(b)(2)(B)(ii) and (C)(ii) of the Bankruptcy Code.

                                    ARTICLE X

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  10.01 ASSUMPTION. Except as expressly scheduled in the Plan Supplement Agreements as an executory contract to be rejected, or as otherwise provided in the Plan or in any prior order of the Bankruptcy Court, on the Effective Date the Debtors shall assume each of their executory contracts and unexpired leases not previously rejected pursuant to Section 365 of the Bankruptcy Code. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions described herein pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date. All cure payments which may be required under Section 365(b)(1) of the Bankruptcy Code in connection with such assumption (or assignment) shall be made on the Effective Date; provided, however, that in the event of a dispute regarding the amount of any such cure payments, the ability of a Debtor to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) or any other matter relating to such assumption or any assignment, the Debtors shall make such cure payments in accordance with Final Orders of the Bankruptcy Court. Any executory contracts to be assumed and assigned shall be initiated by motion filed by the Debtors or Reorganized Debtors with the Bankruptcy Court on or before the Effective Date.

                  10.02 AMENDMENT AND ASSUMPTION OF COLLECTIVE BARGAINING AGREEMENT. The Debtors shall assume the Collective Bargaining Agreement as modified and supplemented by the express terms contained in the Joint Agreement.

                                   ARTICLE XI

                              DISCHARGE OF DEBTORS

                  11.01 BINDING EFFECT OF PLAN. The provisions of the Plan shall bind all Creditors and Stockholders, whether or not they accept the Plan.

                  11.02 DISCHARGE OF DEBTORS. Pursuant to Sections 105, 524 and 1141 of the Bankruptcy Code and except as otherwise provided in the Plan, Confirmation shall discharge and release, as of the Effective Date, the Reorganized Debtors and their estates and all property of the Reorganized Debtors and their estates from any and all Claims, debts, liens, security interests, encumbrances and Interests that arose before Confirmation, including, but not limited to, all principal and any interest accrued thereon; provided, however, that, pursuant to Section 524(e) for the Bankruptcy Code, such discharge and release shall not affect the liability of any other entity on, or the property of any other entity for, such Claims, including, without limitation, the obligations of the State of Illinois with respect to the Claims of the holders of the Solid Waste Disposal Revenue Bonds (Laclede Steel Company Project) Series 1990. In addition, subject to the terms of Article XI hereof, Confirmation and the payments and distributions of New Common Stock shall be in exchange for and in complete satisfaction, discharge and release of all Claims against the Reorganized Debtors and any of their assets or properties, including any Claim for interest accruing after the Petition Date and prior to the Effective Date. On or after the Effective Date, except as expressly provided in the Plan, all holders of Claims arising prior to Confirmation shall be permanently barred and enjoined from asserting against the Reorganized Debtors or their respective assets any other or further Claims, including Claims based on any act or omission, transactions or other activity of any kind or nature that occurred prior to the Confirmation Date.

                  11.03 DISTRIBUTION FOR PUNITIVE OR EXEMPLARY DAMAGES OR FINE, PENALTY OR FORFEITURE CLAIMS. There shall be no distributions under the Plan to the holder of a Claim on account of additional Claims for punitive or exemplary damages or for any fine, penalty or forfeiture Claims except for Allowed Claims of the Internal Revenue Service. This Plan shall have no application to any fine or penalty claim of the United States under any environmental law or regulation for violations of law occurring after the Petition Date."

                                   ARTICLE XII

                            NOTICES AND MISCELLANEOUS

                  12.01 NOTICES. Any notice given in connection herewith shall be as follows:

                           To the Debtors:  LACLEDE STEEL COMPANY, et al.
                                            440 North 4th Street
                                            Third Floor
                                            St. Louis, Missouri 63102
                                            Attention:  Michael H. Lane
                           with a copy to:  BRYAN CAVE LLP
                                            One Metropolitan Square
                                            211 North Broadway
                                            Suite 3600-LSC
                                            St. Louis, Missouri  63102-2750
                                            Attention: Gregory D. Willard, Esq.

                  12.02 DISSOLUTION OF CREDITORS' COMMITTEE. Except as otherwise provided in the Confirmation Order, on the Effective Date the Creditors' Committee and any other official committee appointed in the Reorganization Cases pursuant to Section 1102 of the Bankruptcy Code shall dissolve and the members of such Committees shall, in addition to the provisions of Section 12.03 hereof, be discharged from all rights and duties arising from or related to the Reorganization Cases.

                  12.03 LIMITATION OF LIABILITY. The respective members, agents, directors, officers, attorneys, accountants, financial advisers, employees and Professionals of the Creditors' Committee or any of the Debtors shall neither have nor incur any liability to any of the Debtors or the Reorganized Debtors for any act taken or omitted to be taken in good faith in connection with or related to the Reorganization Cases, including, without limitation, the formulation, preparation, dissemination, implementation or confirmation of the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created or entered into, or any other act taken or omitted to be taken in good faith, in connection with Reorganization Cases, the Plan or the Disclosure Statement.

                  12.04 POST-CONFIRMATION FEES AND FINANCIAL REPORTS. The Reorganized Debtors shall be responsible for timely payment of fees incurred pursuant to 28 U.S.C. ss. 1930(a)(6). After Confirmation, the Reorganized Debtors shall provide the United States Trustee with a monthly financial report for each month (or portion thereof) the Reorganization Cases remain open. The monthly financial report shall include the following: (a) a statement of all disbursements made during the course of the month, whether or not pursuant to the Plan; (b) a summary, by Class, of amounts distributed or property transferred to each holder of an Allowed Claim, and an explanation of the failure to made any distributions or transfers of property required under the Plan; (c) the Reorganized Debtors' projections as to their continuing ability to comply with the terms of the Plan; (d) a description of any other factors which may materially affect the Reorganized Debtors' ability to consummate the Plan; and (e) an estimated date when an application for Final Order will be filed with the Bankruptcy Court (in the case of the final monthly report, the date the Final Order was filed).

                                  ARTICLE XIII

                            RETENTION OF JURISDICTION

                  13.01 CLAIMS AND ACTIONS. The Bankruptcy Court shall retain jurisdiction over the Reorganization Cases, including, without limitation, such jurisdiction as is necessary to ensure that the purposes and intent of this Plan are carried out. The Bankruptcy Court shall also expressly retain jurisdiction: (i) to hear and determine all Claims (not previously allowed) against the Debtors, and (ii) to enforce all causes of action which may exist on behalf of the Debtors.

                  13.02 RETENTION OF ADDITIONAL JURISDICTION. The Bankruptcy Court shall also retain jurisdiction for the purpose of classification of the Claims or Interests of any Creditor or Stockholder and for determination of such objections as may be filed to the Claims and Interests, including proceeding under Section 502(c) of the Bankruptcy Code for estimation of Claims. The Bankruptcy Court shall further retain jurisdiction for the following additional purposes:

                           (a) to determine all questions and disputes regarding
                  title to the respective assets of the Debtors;

                           (b) to hear and adjudicate all causes of action,
                  controversies, disputes or conflicts, whether or not subject to any pending actions as of the Effective Date between the Debtors and any other party, including, without limitation, any right to recover assets pursuant to the provisions of the Bankruptcy Code;

                           (c) to modify the Plan after the Effective Date
                  pursuant to the Bankruptcy Code and the Bankruptcy Rules;

                           (d) to enforce and interpret the term and conditions
                  of the Plan;

                           (e) to enter such orders, including, but not limited
                  to, such future injunctions as are necessary to enforce the respective title, rights and powers of the Reorganized Debtors, and to impose such limitation, restrictions, terms and conditions on such title, rights and powers as the Bankruptcy Court may deem necessary;

                           (f) to enter an order closing the Reorganization
                  Cases;

                           (g) to correct any defect, cure any omission or
                  reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to implement the purposes and intent the Plan;

                           (h) to determine any and all objections to the
                  allowance of Claims or Interests;

                           (i) to determine any and all applications for
                  allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;

                           (j) to determine any application or motions pending
                  on the Effective Date for the rejection, assumption or assumption and assignment of any executory contract or unexpired lease and to hear and determine, and, if need be, to liquidate any and all Claims arising therefrom;

                           (k) to determine any and all applications, adversary
                  proceedings and contested matters that may be pending on the Effective Date;

                           (l) to consider any modification of the Plan, whether
                  or not the Plan has been substantially consummated, as permitted by applicable law, or to remedy any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court;

                           (m) to determine all controversies, suits and
                  disputes that may arise in connection with the interpretation, enforcement or consummation of the Plan;

                           (n) to consider and act on the compromise and
                  settlement of any Claim against or cause of action by or against the Defendant arising under or in connection with the Plan, which Claims or causes or action have not otherwise been settled pursuant to the Plan;

                           (o) to issue such orders in aid or execution of the
                  Plan as may be authorized by Section 1142 of the Bankruptcy Code;

                           (p) to enforce and interpret the terms and conditions
                  relating to the operation of the Disputed Class 8 Claims
                  Escrow;

                           (q) to determine such other matters or proceedings as
                  may be provided for under Title 28 or any other title of the United States Code, the Bankruptcy Code, the Bankruptcy Rules, other applicable law, the Plan or in any order or orders of the Bankruptcy Court, including, but not limited to, the Confirmation Order or any order which may arise in connection with the Plan or the Confirmation Order;

                           (r) to resolve disputes concerning releases required
                  under the Plan; and

                           (s) notwithstanding the foregoing, nothing set forth
                  in the Plan or in this Confirmation Order shall give this Court jurisdiction over the post-Effective Date lending relationship between the Reorganized Debtors, GE Capital and any other lenders under the New Secured Working Capital Facility.

                  13.03 MODIFICATIONS OF THE PLAN. The Plan may be modified at any time or from time to time by the Debtors or the Reorganized Debtors before or after the Effective Date upon such notice and a hearing as shall be required.

                  13.04 REVOCATION AND WITHDRAWAL OF THE PLAN. The Debtors reserve the right to revoke or withdraw this Plan at any time before Confirmation. If the Debtors revoke or withdraw this Plan prior to the Confirmation Date, or if Confirmation does not occur, then this

Plan shall be deemed null and void. In such event, nothing contained herein or in the Disclosure Statement shall be deemed to constitute an admission of validity, waiver or release of any Claim by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any proceeding involving the Debtors.

                  13.05 SECTION 1146 EXEMPTIONS. Pursuant to Section 1146(c) of the Bankruptcy Code, the insurance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of or as contemplated by the Plan or the revesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated by the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee.

                                   ARTICLE XIV

                     CONDITIONS TO EFFECTIVENESS OF THE PLAN

                  14.01 CONDITIONS. The following conditions must occur and be satisfied for the Plan to be effective:

                  (A) ENTRY OF CONFIRMATION ORDER. The Confirmation Order shall have been duly entered on the docket for the Reorganization Cases by the Clerk of the Bankruptcy Court;

                  (B) NEW SECURED WORKING CAPITAL FACILITY. The New Secured Working Capital Facility, pursuant to documentation in form and substance satisfactory to the Reorganized Debtors, shall have been fully executed by all parties thereto, and all conditions precedent to the first borrowing under the New Secured Working Capital Facility shall have been satisfied or otherwise duly and properly waived; and

                  (C) SALE OF LACLEDE MID-AMERICA. The assets of LACLEDE MID-AMERICA shall have been sold and the net proceeds of said sale shall be sufficient (i) to pay Allowed Claims against LACLEDE MID-AMERICA in accordance with the Plan, and (ii) to provide LACLEDE with the funds necessary for LACLEDE's successful reorganization.

Dated: December 15, 2000

LACLEDE STEEL COMPANY                   LACLEDE CHAIN MANUFACTURING
                                          COMPANY


By:                                     By:
   ------------------------------          -------------------------------------
   Name:                                   Name:
        -------------------------               --------------------------------
   Title:                                           Title:
         ------------------------                         ----------------------


LACLEDE MID-AMERICA, INC.


By:
   ------------------------------
   Name:
        -------------------------
   Title:
         ------------------------